UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10945		95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

5875 North Sam Houston Parkway West, Suite 400	Houston,	TX	77086
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.25 per share	OII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors
On February 21, 2024, the Board of Directors (the “Board”) of Oceaneering International, Inc. (“Oceaneering”) elected Ms. Reema Poddar to serve as an independent, non-executive director, in Class I, effective as of February 22, 2024. Ms. Poddar was also appointed as a member of the Nominating, Corporate Governance and Sustainability Committee of the Board.

Ms. Poddar, 56, served as Executive Vice President and General Manager of the diagnostic and pathway informatics business at Philips, a health technology company, from June 2022 to July 2023. Prior to joining Philips, Ms. Poddar served as Head of Product & Technology of OptimEyes.AI from June 2020 to May 2022, and in several executive roles at Teradata Corporation from July 2017 to February 2020, including most recently as Executive Vice President and Chief Product and Development Officer. Ms. Poddar also spent 14 years at General Electric, including most recently as Executive Vice President and Head of Software Engineering at its subsidiary, GE Digital, before leaving to serve as co-founder and Chief Operating Officer of AdFender, Inc. from June 2016 to July 2017. Ms. Poddar has also been a member of the board of directors of MeridianLink, Inc. since November 2021, the board of directors of Accion Labs Group Holdings, Inc. since 2021, and the advisory board of OptimEyes.AI since 2020. Ms. Poddar previously served on the corporate council board of advisors to the Dean of UC San Diego Jacobs School of Engineering from 2018 to 2020. Ms. Poddar holds a master’s degree in computer applications from Bangalore University, India and a master’s degree in physics from Mahatma Gandhi University, India.

In connection with her election, the Board approved Oceaneering entering into an indemnification agreement with Ms. Poddar. The form of indemnification agreement approved is in the same form as the previously disclosed indemnification agreement entered into with the other members of the Board. The foregoing description of the indemnification agreement is qualified by reference to the complete form of agreement, which is incorporated by reference as an exhibit to this report and hereby incorporated by reference into this Item.

There are no arrangements or understandings between Ms. Poddar and any other person pursuant to which she was selected as a director. There also are no transactions in which Ms. Poddar has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Compensatory Arrangements
For 2024, the Board approved payment to Ms. Poddar of an annual base retainer and an additional retainer for her committee service as approved for the other nonemployee directors.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

			Registration or File Number	Form of Report	Report Date	Exhibit Number

*	10.1 +	Form of Indemnification Agreement	1-10945	8-K	May 2011	10.4

	99.1	Press release of Oceaneering International, Inc., dated February 27, 2024

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

	*	Exhibit previously filed with the Securities and Exchange Commission, as indicated, and incorporated herein by reference.
	+	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	February 27, 2024	By:	/S/ JENNIFER F. SIMONS
Jennifer F. Simons
Senior Vice President, Chief Legal Officer and Secretary